Exhibit 99.1

Vertex Energy Reports a 48% Increase in
Gross Profit For First Quarter 2014

--Revenue Increased 42% for the quarter--

—Conference Call Today, May 13th, at 10:00 A.M. EDT—

HOUSTON--(BUSINESS WIRE)--Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the quarter ending March 31, 2014.

Highlights for the quarter include:

•	Revenue increased 42% to $47.3 million for the quarter compared with $33.3 million in 2013;
•	Gross profit increased to $5.1 million, a 48% increase over the $3.5 million reported in 2013;
•	Overall volumes of product sold increased 41% for the quarter;
•	Per barrel margin increased 5% relative to the same period in 2013; and
•	The Company increased its ownership stake in E-source to 70%.

Benjamin P. Cowart, CEO of Vertex said, “We are satisfied with the results of the first quarter of 2014 as well as with the developments that have recently taken place that are transforming Vertex Energy into a much larger player in our industry. Given our closing of the first part of the Omega transaction earlier this month, our future quarterly financial results will begin to look materially different going forward as the scale, geographic footprint and diversity of end products of the consolidated business will be markedly changed relative to what we have been reporting.”

Mr. Cowart continued, “As a result of the Omega deal, our combined company is well positioned to leverage the feedstock sourcing and end product sales expertise that have been core strengths of Vertex historically with the technical know how and production scale from Omega.  Going forward, we will have a fully integrated company with a more diverse array of end products as we now play in not only the fuel oil, but also base lubricant and vacuum gas oil markets.”

Conference Call Today at 10 AM Eastern Time

The management of Vertex will host a conference call today at 10 am Eastern to discuss these financial results. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available at:www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until May 30, 2014, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13581095.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at Vertex Energy’s facility, uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

PART I – FINANCIAL INFORMATION
Item 1. Financial Statements
VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$5,016,444	$2,678,628
Accounts receivable, net	11,417,226	11,714,813
Inventory	7,554,364	8,540,459
Prepaid expenses	1,470,755	1,161,721
Total current assets	25,458,789	24,095,621
Noncurrent assets
Fixed assets, net	15,476,237	15,091,176
Intangible assets, net	14,835,694	15,172,816
Goodwill	4,922,353	4,502,743
Deferred federal income taxes	5,684,000	5,684,000
Total noncurrent assets	40,918,284	40,450,735
TOTAL ASSETS	$66,377,073	$64,546,356

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,288,497	$14,096,185
Current portion of long-term debt	2,845,145	1,956,847
Total current liabilities	18,133,642	16,053,032
Long-term liabilities
Long-term debt	6,210,138	6,558,851
Contingent consideration	3,220,250	3,220,250
Deferred federal income tax	378,000	378,000
Total liabilities	27,942,030	26,210,133
Commitments and contingencies

EQUITY
Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value,
5,000,000 authorized and 1,279,342 and 1,319,002 issued
and outstanding at March 31, 2014 and December 31,
2013, respectively	1,279	1,319
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 21,267,658 and 21,205,609
issued and outstanding at March 31, 2014 and
December 31, 2013, respectively	21,268	21,206
Additional paid-in capital	19,882,694	19,579,732
Retained earnings	18,404,169	17,542,004
Total Vertex Energy, Inc. stockholders' equity	38,309,410	37,144,261
Non-controlling interest	125,633	1,191,962
Total equity	38,435,043	38,336,223

TOTAL LIABILITIES AND EQUITY	$66,377,073	$64,546,356

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(UNAUDITED)
	March 31,	March 31,
	2014	2013
Revenues	$47,349,658	$33,254,801
Cost of revenues	42,205,170	29,785,043
Gross profit	5,144,488	3,469,758

Selling, general and administrative expenses (exclusive of acquisition related expenses)	3,587,489	2,221,492
Acquisition related expenses	600,412	36,592
Total selling, general and administrative expenses	4,187,901	2,258,084

Income from operations	956,587	1,211,674

Other income (expense)
Other income	370	25,289
Other expense	—	(40,726)
Interest expense	(75,811)	(106,140)
Total other (expense)	(75,441)	(121,577)

Income before income tax	881,146	1,090,097

Income tax benefit (expense)	—	(6,502)

Net income	$881,146	$1,083,595

Net income attributable to non-controlling interest	(18,981)	—

Net income attributable to Vertex Energy, Inc.	$862,165	$1,083,595

Earnings per common share
Basic	$0.04	$0.06
Diluted	$0.04	$0.05

Shares used in computing earnings per share
Basic	21,232,949	17,079,242
Diluted	23,738,018	20,139,182

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(UNAUDITED)

	Three Months Ended
	March 31, 2014	March 31, 2013

Cash flows from operating activities
Net income	$881,146	$1,083,595
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation expense	51,224	48,054
Depreciation and amortization	732,677	532,718
Deferred federal income tax	—	(10,000)
Changes in operating assets and liabilities
Accounts receivable	297,587	(222,270)
Inventory	986,095	(37,871)
Prepaid expenses	(728,644)	(26,731)
Accounts payable	1,192,312	1,771,924
Net cash provided by operating activities	3,412,397	3,139,419

Cash flows from investing activities
Acquisition, net	—	(34,122)
Refund of asset acquisition	—	675,558
Purchase of fixed assets	(780,616)	(548,229)
Net cash provided by (used in) investing activities	(780,616)	93,207

Cash flows from financing activities
Line of credit payments, net	—	(2,250,000)
Payments related to primary stock offering	(3,500)	—
Proceeds from note payable	351,921	—
Payments on note payable	(666,386)	(473,735)
Proceeds from exercise of common stock warrants	24,000	—
Net cash used in financing activities	(293,965)	(2,723,735)

Net increase in cash and cash equivalents	2,337,816	508,891

Cash and cash equivalents at beginning of the period	2,678,628	807,940

Cash and cash equivalents at end of period	$5,016,444	$1,316,831

SUPPLEMENTAL INFORMATION
Cash paid for interest	$75,811	$76,706
Cash paid for income taxes	$—	$—

NON-CASH TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$40	$84
Note payable for acquisition of E-Source interest	$854,050	$—
Additional paid in capital for acquisition of E-Source interest	$231,260	—

Contacts

Porter, LeVay & Rose, Inc.
Marlon Nurse, DM, 212-564-4700
SVP – Investor Relations
or
Vertex Energy, Inc.
Matthew Lieb, 310-400-0421
Chief Operating Officer

Contacts
Porter, LeVay & Rose, Inc.
Marlon Nurse, DM, 212-564-4700
SVP – Investor Relations
or
Vertex Energy, Inc.
Matthew Lieb, 310-400-0421
Chief Operating Officer